Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
POINT BIOPHARMA GLOBAL INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees To Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid(2)	Equity	Common stock, par value $0.0001 per share	Rule 457(c)	53,211,039(3)	$8.695(3)	$462,669,984.11(3)	0.0001091	$50,477.30(3)
	Equity	Common stock, par value $0.0001 per share	Rule 457(c)	2,006,588(4)		10,421,983.82(4)	.0001091	$ 1,137.04(4)
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					473,091,967.93		$51,614.34(5)
	Total Fees Previously Paid							$51,556.56(5)
	Total Fee Offsets							—
	Net Fee Due							$57.78(5)

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)The share amounts listed in this table reflect the number of shares originally registered by POINT Biopharma Global Inc.(“POINT”) and do not reflect any subsequent sales or the deregistration of any shares. Accordingly, all registration fees have been previously paid.
(3)Represents 53,211,039 shares of common stock registered for sale by the selling securityholders on POINT’s registration statement on Form S-1 (Registration No. 333-258325) that was filed July 30, 2021 and declared effective by the Securities and Exchange Commission (“SEC”) on August 5, 2021. In connection therewith, a registration fee of $50,477.30 was paid by POINT. Solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of POINT’s common stock on July 27, 2021 on the Nasdaq Capital Market.

(4)Represents 2,006,588 shares of common stock issuable upon the exercise of outstanding options held by the selling securityholders which were registered on POINT’s registration statement on Form S-1 (Registration No. 333-258325) that was filed on July 30, 2021 and declared effective by the SEC on August 5, 2021. The proposed maximum aggregate offering price of those shares is equal to the aggregate of the product of the shares underlying each outstanding option times its applicable exercise price, as disclosed below. In connection therewith, a registration fee of $1,137.04 was paid by POINT.

Name	Number of Options	Exercise Price	Maximum Offering Price
Allan Silber	6,787	1.39	9,459.89
Jay Silber	678,739	1.39	946,043.76
Neil Fleshner	25,000	8.47	211,750.00
Michael Gottlieb	48,000	8.47	406,560.00
Ariel Shomair	143,489	1.39	199,998.64
Ariel Shomair	37,216	8.47	315,219.52
Jonathan R. Goodman	35,872	6.97	249,996.55
Jonathan R. Goodman	25,000	8.47	211,750.00
Gerry Hogue	35,872	6.97	249,996.55
Gerry Hogue	25,000	8.47	211,750.00
M.E. (Peggy) Gilmour	35,872	6.97	249,996.55
M.E. (Peggy) Gilmour	25,000	8.47	211,750.00
Bill Demers	179,362	6.97	1,249,996.70
Bill Demers	16,767	8.47	142,016.49
Todd Hockemeyer	38,186	8.47	323,435.42
Jessica Jensen	125,553	6.97	874,994.90
Jessica Jensen	461,250	8.47	3,906,787.50
Justyna Kelly	26,904	6.97	187,497.41
Justyna Kelly	4,932	8.47	41,774.04
Robert W. Reider	6,787	1.39	9,459.89
David Lubner	25,000	8.47	211,750.00
TOTAL:	2,006,588		$ 10,421,983.82
Registration Fee:	$1,137.04
(5)POINT filed a registration statement on Form S-1 (Registration No. 333-258325) on July 30, 2021 and paid the full $51,614.34 filing fee. However, on June 21, 2022, the SEC Office of Financial Management Filing Fees Branch sent a Notice of Adjustment stating that the updated value was

$472,562,462.94 and that the filing fee should have been $51,556.56. We believe this difference was based on the inadvertent omission of a single option to purchase 25,000 shares held by one Selling Securityholder from the Selling SecurityHolder Table in the initial Form S-1. That option was included in that Securityholder’s footnote and in the total shares registered and should have been included in the Selling Securityholder Table. That option has been added to the Selling Securityholder Table in this Post-Effective Amendment No. 2 and we believe the original filing fee was correct.